UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 20, 2007, Altria Group, Inc. (“Altria”) issued a press release announcing the distribution ratio for its spin-off of Kraft Foods Inc. (“Kraft”) and the mailing of an Information Statement to Altria shareholders of record as of 5:00 p.m. Eastern Time on March 16, 2007 (the “Record Date”). As a result of the spin-off, holders of Altria common stock will receive 0.692024 of a share of Kraft Class A common stock for each outstanding share of Altria common stock they own as of the Record Date, subject to adjustment to reflect settlement of any outstanding option exercises as of such date. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The Information Statement contains a description of the terms of the spin-off, including the procedures by which the Kraft Class A common stock will be distributed. The Information Statement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Altria Group, Inc. Press Release dated March 20, 2007.

99.2	Information Statement dated March 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ G. Penn Holsenbeck
	Name:	G. Penn Holsenbeck
	Title:	Vice President, Associate General Counsel and Corporate Secretary

DATE: March 20, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Altria Group, Inc. Press Release dated March 20, 2007.

99.2	Information Statement dated March 20, 2007.